                                                                EXHIBIT h(29)(f)



                                 AMENDMENT NO. 5

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Transamerica Life Insurance Company (formerly PFL Life Insurance Company), an Iowa life insurance company; and AFSG Securities Corporation, a Pennsylvania corporation, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                FUNDS AVAILABLE                           SEPARATE ACCOUNTS                         POLICIES FUNDED
                   UNDER THE                             UTILIZING THE FUNDS                             BY THE
                    POLICIES                                                                       SEPARATE ACCOUNTS
AIM V.I. Balanced Fund                           Retirement Builder Variable Annuity   Transamerica Life Insurance Company
AIM V.I. Capital Appreciation Fund               Account                               Policy Form No. AV288-101-95-796
AIM V.I. Dent Demographic Trends Fund            (formerly PFL Retirement Builder      (including successors forms, addenda and
AIM V.I. Government Securities Fund              Variable Annuity Account)             endorsements may vary by state under
AIM V.I. Growth Fund                                                                   marketing names:  "Retirement Income
AIM V.I. Growth and Income Fund                  Legacy Builder Variable Life          Builder II Variable Annuity," "Portfolio
AIM V.I. International Equity Fund               Separate Account                      Select Variable Annuity" and "Premier
AIM V.I. Value Fund                                                                    Asset Builder Variable Annuity")
                                                 PFL Variable Life Account A
                                                                                       Transamerica Life Insurance Company
                                                 Separate Account VA A                 Policy Form No. WL851 136 58 699 under
                                                 (formerly PFL Life Variable Annuity   the marketing name "Legacy Builder Plus"
                                                 Account A)
                                                                                       Transamerica Life Insurance Company
                                                 Separate Account VA F                 Policy Form No. APUL0600 699 under the
                                                                                       marketing name "Variable Protector"
                                                 Separate Account VA J
                                                                                       Transamerica Life Insurance Company
                                                 PFL Corporate Account One             Policy Form No. AV337 101 100397 under
                                                 (1940 Act Exclusion)                  the marketing name "The Atlas Portfolio
                                                                                       Builder Variable Annuity"

                                                                                       Transamerica Life Insurance Company
                                                                                       Policy Form No. AVI 200 1 0100 under the
                                                                                       marketing name "Immediate Income Builder
                                                                                       II"

                                                                                       Advantage V, Variable Universal Life
                                                                                       Policy (1933 Act Exempt)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:            July 1, 2001

                                           AIM VARIABLE INSURANCE FUNDS


Attest:  /s/ Nancy L. Martin               By:   /s/ Carol F. Relihan
       -----------------------------          -----------------------------
Name:   Nancy L. Martin                    Name:     Carol F. Relihan
Title:  Assistant Secretary                Title:    Senior Vice President

                                           A I M DISTRIBUTORS, INC.


Attest:   /s/ Nancy L. Martin              By:   /s/ Michael J. Cemo
       -----------------------------          -----------------------------
Name:    Nancy L. Martin                   Name:     Michael J. Cemo
Title:   Assistant Secretary               Title:    President

                                           TRANSAMERICA LIFE INSURANCE COMPANY


Attest:  /s/ Frank A. Camp                 By:   /s/ Larry N. Norman
       -----------------------------          -----------------------------
Name:    Frank A. Camp                      Name:    Larry N. Norman
Title:   Vice President & Division          Title:   President
         General Counsel

                                           AFSG SECURITIES CORPORATION


Attest:  /s/ Frank A. Camp                 By:    /s/ Larry N. Norman
       -----------------------------          -----------------------------
Name:    Frank A. Camp                     Name:     Larry N. Norman
Title:   Secretary                         Title:    President